SUBLEASE

     THIS SUBLEASE ("Sublease") made as of February 24 , 2000 by and between FACTORY MUTUAL INSURANCE COMPANY, a Rhode Island mutual company, successor in interest to Arkwright Mutual Insurance Company ("Sublandlord") and AMERICOM ON LINE.COM, INC. ("Subtenant").

                                    RECITALS

     A. CarrAmerica Realty Corporation, successor in interest to Waterford Centre, Ltd. ("Prime Landlord') and Sublandlord are parties to a lease dated August 5, 1997 (the "Prime Lease"), pursuant to which Prime Landlord leases to Sublandlord approximately 12,575 rentable square feet of space on the 2nd floor. Suite 200 of the office building known as Waterford Centre, located at 5555 Triangle Parkway, Norcross Georgia (the "Building"), as more particularly described in the Prime Lease (the "Demised Premises"). A copy of the Prime Lease is attached hereto as Exhibit A.

     B. Sublandlord has agreed to sublet to Subtenant and Subtenant has agreed to sublet from Sublandlord all of the Demised Premises.

     NOW, THEREFORE, in consideration of the rents herein provided and of the covenants and agreements herein contained and intending to be legally bound hereby. Sublandlord and Subtenant hereby covenant and agree as follows:

     1. Demise. Subject to all of the provisions of this Sublease, Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby takes and hires from Sublandlord the Demised Premises shown on Exhibit B attached hereto and made a part hereof.

     2. Terms of the Sublease. The term of this Sublease (the "Term") shall commence two (2) business days after Sublandlord notifies Subtenant of the Prince Landlord's consent to this Sublease (the "Commencement Date") and continue through September 14,2002 (the "Expiration Date").

     3. Basic Rent.

     Subtenant covenants and agrees to pay Sublandlord on the Commencement Date and on the first day of each subsequent calendar month during the Term basic rent at the following rates at a place designated by Sublandlord, without set-off, offset, abatement or deduction whatsoever:

                                             Annual Rent         Monthly Rent

September 1,2000-August 31,2001              $100,000.00           $8,333.33

September 1,2001-September 14,2002           $120,000.00          $10,000.00


     Simultaneously with execution of this Sublease, Subtenant is paying $18,333.33 to Sublandlord representing Basic Rent for the period September 1, 2000 to September 30,2000 and August 15, 2002 to September 14, 2002. If the Expiration Date is not the last day of a month, a prorated monthly installment of Basic Rent shall be paid for the fractional month during which the Expiration Date occurs.

     4. Incorporation of terms of Prime Lease.

          (a) Except as provided in Sections 4(b) and 6 of this Sublease and except as otherwise specifically provided for herein, all the terms, covenants and conditions of the Prime Lease are by this reference incorporated herein and made a part of this Sublease with the same force and effect as if fully set forth herein, provided, however that for purposes of such incorporation, (i) the term "Lease" as used in the Prime Lease shall refer to this Sublease, (ii) the term "Landlord" as used in the Prime Lease shall refer to Sublandlord, (iii) the term "Tenant" as used in the Prime Lease shall refer to Subtenant, and (iv) the term "Premises" as used in the Prime Lease shall refer to the Subleased Premises. In the event of any inconsistency between the provisions of this Sublease and the provisions of the Prime Lease, as incorporated herein, the provisions of this Sublease shall control.

          (b) The following articles, sections of and exhibits to the Prime Lease are not incorporated herein except to the extent that any provisions set forth therein are referred to in this Sublease: Sections 5(a), 5(b), 34(a), 34(c), Articles 3, 7, 9, 30, 33 and Exhibit C.

     5. Subject to the Prime Lease.

          (a) This Sublease shall be subject and subordinate .in all respects to the Prime Lease and to all of its terms, covenants and conditions. Subtenant shall not do, or permit to suffer to be done, any act or omission by Subtenant, its agents, employees, contractors or invitees which is prohibited by the Prime Lease, or which would constitute a violation or default thereunder, and Subtenant shall indemnify Sublandlord and hold it harmless from and against any such act, omission, violation or default. So long as Subtenant is not in breach of any of its obligations under this Sublease after the expiration of any applicable notice and cure period, Sublandlord shall not default in performing any of its obligations under the Prime Lease beyond any applicable notice and cure period. Subtenant shall have the same rights to quietly enjoy the Demised Premises as Sublandlord has as tenant under the Prime Lease.

          (b) In all provisions of the Prime Lease requiring the approval or consent of the "Landlord," Subtenant shall be required to obtain the approval or consent of both Prime Landlord and Sublandlord.

          (c) Should the Prime Lease expire or terminate during the term of this Sublease for any reason, this Sublease shall terminate on the date of such expiration or termination of the Prime Lease, with the same force and effect as if such expiration or termination date had been specified in this Sublease as the expiration date hereof. Sublandlord shall have no liability to Subtenant in the event of any such expiration or termination, notwithstanding the reason for such expiration or termination, except only if such expiration or termination is caused by (i) the voluntary agreement of Prime Landlord and Sublandlord or (ii) the default of Sublandlord under the Prime Lease without fault of Subtenant.

     6. Prime Landlord's Obligations. Notwithstanding anything to the contrary in this Sublease or the Prime Lease, Sublandlord shall have no obligation to perform any of the terms, covenants and conditions contained in the Prime Lease to be performed by the Prime Landlord. Without limiting the foregoing. Sublandlord shall have no obligation to provide any or all of the services, utilities, parking, work alterations, repairs or maintenance to be provided by Prime Landlord under the Prime Lease, and Sublandlord shall in no way be liable to Subtenant for any failure of Prime Landlord to provide such services, utilities, parking, work, alterations, repairs or maintenance. Notwithstanding the foregoing, if Prime Landlord fails to provide any services, utilities, parking, work, alterations, repairs or maintenance required under the Prime Lease, Sublandlord shall, upon the written request of Subtenant, give Prime Landlord notice of such failure and seek in good faith to cause Landlord to cure the failure (but without any requirement for Sublandlord to expend its own funds).

     7. Indemnity and Insurance.

          (a) Subtenant shall protect, indemnify and save Sublandlord harmless from and against all costs, losses, damages, liabilities and expenses (including, without limitation, reasonable counsel fees and disbursements) of every kind and nature whatsoever, incurred by Sublandlord by reason of or arising out of (i) any accident, death, injury or damage which shall happen in, on, about or in connection with, the Subleased Premises or any part thereof, or any matter involving the condition, occupancy, maintenance, alteration, repair, use, non-use or operation of the Subleased Premises or any part thereof, (ii) any act or failure to act by Subtenant to perform or observe any of the agreements, terms, covenants or coiiditions of the Prime Lease or this Sublease on Subtenant's part to be performed or observed or (iii) and failure by Subtenant to vacate the Subleased Premises and surrender the Subleased Premises in the condition required under this Sublease on or before the expiration or termination of this Sublease.

          (b) Subtenant shall provide and maintain during the Term, with an insurance company acceptable to Sublandlord and Prime Landlord, all insurance required by Article 16 of the Prime Lease. Such insurance shall name Sublandlord and Prime Landlord as additional insureds and shall provide that it may not be canceled or amended except upon thirty (30) days' written notice to Sublandlord and Prime Landlord. Subtenant shall furnish Sublandlord and Prime Landlord with certificates of insurance evidencing compliance with the foregoing insurance requirements.

          (c) Each party hereby waives any and all rights of recovery against the other party directly or by way of subrogation or otherwise, and against the officers, partners, directors, employees, agents and representatives of the other party, due to the negligence of the other party or any such person for loss or damage to the property of the waiving party or any other loss or damage where such loss or damage is covered by the policies of insurance required hereunder (whether or not such insurance is in effect ) or to the extent such loss or damage is actually covered by any other insurance carried by the waiving party. Each party shall inform its respective insurance carrier of this waiver in the manner required with respect to policies issued by such carriers or otherwise arranged, to the extent necessary, so that the coverage afforded thereby is not adversely effected. The foregoing indemnities and waivers of liability in this paragraph 7 shall survive the expiration, cancellation or termination of this Sublease.

     8. Notices.

          (a) The addresses to which notices are to be sent under Section 22 of the Prime Lease are as follows:

To Sublandlord:            Factory Mutual Insurance Company
                           225 Wyman Street
                           Waltham, Massachusetts 02451

                           Attention: FM Global Real Estate Department

to Subtenant:              USCI, Inc.
                           6115-A Jimmy Carter Boulevard
                           Norcross, Georgia 30071

                           Attention: Chief Executive Officer

Either party may inform the other in the manner provided for the giving of notices of any change in address.

          (b) Whenever in the Prime Lease notice is required by the Tenant or Landlord thereunder, or notice is required under this Sublease, such notice shall be delivered two (2) days prior to the date required under the Prime Lease. It is the purpose and intent of the foregoing provision to provide Sublandlord hereunder with time within which to transmit to the Prime Landlord any notices or demands received from Subtenant and to transmit to Subtenant any notices or demands received from Prime Landlord. Notwithstanding the foregoing, any notices required to be delivered by either Sublandlord or Subtenant under the terms of this sublease which are not notices to or from Prime Landlord under the Prime Lease shall be given in a manner, and the times provided in this Sublease (or in the Prime Lease) without reference to the addition or subtraction of these as provided in this paragraph 8(b).

     9. Assignment and Subletting. Notwithstanding the provisions of Article 8 of the Prime Lease, Subtenant shall not, by operation of law or otherwise, assign, transfer or encumber this Sublease, nor sublet or permit the Subleased Premises or any part thereof to be used by any other person or entity without the prior written consent in each instance of both Sublandlord and Prime Landlord except that Subtenant shall have the right to assign this Sublease to a company controlling, controlled by or under common control with Subtenant with prior notice to Sublandlord and Prime Landlord but without any requirement for consent. By approving this Sublease, Prime Landlord agrees to be bound by the foregoing. In no event shall any sublet or assignment affect the continuing direct and primary liability of Subtenant hereunder. Subtenant hereby acknowledges and affirms the terms and conditions of Article 8 of the Prime Lease and the rights of Prime Landlord thereunder.

     10. Condition of Demised Premises. Subtenant shall accept the Subleased Premises, on the Commencement Date, in "as is" condition. Subtenant acknowledges that no representations have been made to Subtenant with respect to the condition of the Subleased Premises and that Subtenant relied upon its own examination of the Subleased Premises in entering into this Sublease.

     11. Alterations. Subtenant shall not make any additions, alterations, changes or improvements to the Subleased Premises without the prior written consent of Sublandlord and, if required under the Prime Lease, Prime Landlord.

     12. Brokers. Sublandlord and Subtenant each warrants and represents to the other that it had no dealing with any broker or finder concerning the subletting of the Subleased Premises other than Colliers, Cauble and Julian J. Studley, Inc. Each party hereto agrees to indemnify and hold the other party harmless from any and all liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising out of claims against the other party by any other broker, consultant, finder or like agent claiming to have brought about this Sublease based upon the alleged acts of the indemnifying party. This
Section 12 shall survive the termination of this Sublease.

     13. Surrender of Subleased Premises. At the expiration or earlier termination of the Term, Subtenant shall quit and surrender the Subleased Premises broom clean, in as good condition as it was at the beginning of the Term, reasonable wear and tear excepted, and shall, to the extent not inconsistent with any specific provision of this Sublease, comply with all terms and conditions of the Prime Lease regarding surrender of the Subleased Premises. Without limitation of any of the foregoing. Subtenant shall on or before the expiration or termination of this Sublease, (i) remove all of Subtenant's personal property and repair any damage caused by such removal and (ii) remove all trash and broom sweep the Subleased Premises. If any personal property of Subtenant shall remain in the Subleased Premises after the termination of this Sublease, at the election of Sublandlord, (i) it shall be deemed to have been abandoned by Subtenant and may be retained by Sublandlord as its own property or
(ii) such property may be removed and disposed of by Sublandlord at the expense of Subtenant. Subtenant's obligation to observe or perform under this Section 13 shall survive the expiration or termination of this Sublease.

     14. No Waiver. The failure of Sublandlord to insist in any one or more instances upon the strict performance of any of the covenants, agreements, terms, provisions or conditions of this Sublease, or to exercise any election or option contained herein, shall not be construed as a waiver or relinquishment, in the future or in any other instance, of such covenant, agreement, term, provisions, condition, election or option.

     15. Holdover. If Subtenant shall unlawfully hold possession of the Subleased Premises after the end of the Term of this Sublease, Subtenant shall pay to Sublandlord the greater of(i) any amounts owed by Sublandlord to Prime Landlord as a result of Subtenants' holding over or (ii) monthly holdover rent equal to 200% of the monthly rent payable in the last month of the term.

     Notwithstanding the establishment of any holdover tenancy following the expiration or earlier termination of the Term, if Tenant fails promptly to vacate the Premises at the expiration or earlier termination of the Term, Tenant shall save Landlord harmless and indemnified against any claim, loss, cost or expense (including reasonable attorneys' fees) arising out of Tenant's failure promptly to vacate the Premises (or any portion thereof).

     16. Miscellaneous.

          (a) This Sublease (i) contains the entire agreement of the parties with respect to the subject matter which it covers; (ii) supersedes all prior or other negotiations, representations, understandings and agreements of, by or between the parties, which shall be deemed fully merged herein;
     (iii) shall be construed and governed by the laws of the State in which the Building is located; and (iv) may not be changed or terminated orally. Notwithstanding any provisions of the Prime Lease, Subtenant shall have no right to expand the Demised Premises or extend the Term under this Sublease.

          (b) This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

          (c) The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit, construe or describe the scope of this Sublease or the meaning or intent of any provision hereof.

          (d) This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     17. Prime Landlord's Consent. This Sublease shall be of no force or effect whatsoever, or be binding in any way, unless and until Prime Landlord has given its written consent to this Sublease.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the day and year first above written.

WITNESS                                     SUBLANDLORD

                                            FACTORY MUTUAL INSURANCE
                                            COMPANY, successor in interest to
                                            Arkwright Mutual Insurance Company


                                            Name:
                                            Title

WITNESS

                                            SUBTENANT
                                            AMERICOM ON LINE


                                            By:
                                            Title: